                                                                     Exhibit 24

                                  POWER OF ATTORNEY

      The undersigned, as a Section 16 reporting person of NantHealth, Inc.
(the "Company"), hereby constitutes and appoints Patrick Soon-Shiong, Paul Holt,
Charles Kim, Daniel R. Koeppen, and Martin J. Waters the undersigned's true and lawful attorneys-in-fact to:

     1.     complete and execute Forms 3, 4 and 5 and other forms and all amendments thereto as such attorneys-in-fact shall in their discretion determine to be requiredor advisable pursuant to Section
            16 of the Securities Exchange Act of 1934 (asamended) and the rules and regulations promulgated thereunder, or any successorlaws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the Company; and

     2.     do all acts necessary in order to file such forms with the
            Securities and ExchangeCommission, any securities exchange or national association, the Company andsuch other person or agency as the attorneys-in-fact shall deem appropriate.

      The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agent shall do or cause to be done by virtue hereof.
The undersigned acknowledges that the foregoingattorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the
Company assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934 (as amended).

      This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the
Company and the foregoing attorneys-in-fact.

      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 5th day of May, 2016.

                                           Signature: /s/ Mark Burnett
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                                           Print Name:  Mark Burnett
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